Exhibit 10.18


                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Consulting Agreement") is made effective the 24th day of November, 2009 by and among David Skinner (the "Consultant"), an individual residing in Holmes County, Ohio, and Castlerigg Master Investment Ltd. (the "Owner"), an entity organized under the laws of the British Virgin Islands, and having a mailing address in care of Sandell Asset Management Corp., 40 West 57th Street, New York NY 10019.

                                    RECITALS:

         A. Pursuant to a voluntary surrender agreement between Amish Naturals, Inc. and Owner of the same date, Owner is the owner of and in possession of certain personal property items, including but not limited to equipment, goods, instruments and inventory related to the production of saleable food products, which items are currently located at 6399 C.R. 83, Holmesville, Ohio.

         B. Owner desires to contract for the services of Consultant for the purpose of having Consultant assist Owner in selling the personal property items, more fully described throughout this Agreement, in an efficient and timely manner.

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, and wishing to be legally bound hereby, Owner and the Consultant hereby agree as follows:

         1. Personal Property Items subject to this Agreement. The personal property items that are the subject of this Agreement are those personal property items currently located at 6399 C.R. 83, Holmesville, Ohio, and which items Owner received via a voluntary surrender agreement from Amish Naturals, Inc. on or about the same date as this Agreement. The items include, but are not specifically limited to those items listed out on Schedule A. Owner and Consultant agree that they may add or remove items from Schedule A by written agreement signed by both parties, throughout the duration of this Agreement.

         2. Duties of Consultant. Consultant agrees to use his best efforts to identify and locate buyers for the personal property items that are the subject of this agreement and to recommend whatever method of sale, whether public or private, that Consultant, in his opinion, deems to be the most beneficial for generating the highest possible sale price for the items.

         3. Commission. So long as this Agreement is in effect, Consultant is entitled to receive a commission as set forth below on the gross amount of any proceeds from the sale of any items that are the subject of this Agreement. Such amount shall be due and payable at the time of closing of any sale, and any third party closing agent, banking institution, buyer, or the like is hereby authorized to pay the Consultant's commission directly to Consultant.

           Gross Amount of Sale Price                  Commission Amount
           --------------------------                  -----------------

                  $0 - $100,000                              0%

                  $100,001 - $350,000                        $2,000

                  $350,001 - above                            4.5%

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         4. Term. Unless earlier terminated, the term of this Agreement shall be for 60 days from the date of this Agreement stated above. During the term of this Agreement, if Consultant assists Owner in any manner at all associated with the sale of the personal property items that are the subject of this Agreement, whether Owner sells those items directly or through another agent, employee or other representative during this term, there shall still be entitled to the commissions as set forth above.

         5. Termination. This Agreement may be terminated at any time by Owner for any reason in the good faith exercise of its sole discretion. Upon termination of this Agreement, Owner's obligations under paragraph 3 of this Agreement shall terminate.

         6. Insurance and Storage Fees. Owner shall be responsible for maintaining insurance on the property items that are the subject of this agreement, and Consultant shall have no liability for the same. Owner agrees to be responsible any rent or storage fees that will be charged for the property items to remain located at 6399 CR 83, Holmesville, Ohio until they are sold, or until this agreement expires. Owner shall be responsible for removing any items located at 6399 CR 83 Holmesville, Ohio by the expiration of this Agreement, and Consultant shall have no liability for the same.

         7. Assignment and Binding Effect. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto and any purported assignment in violation of these terms shall be null and void ab initio. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

         8. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party and duly given to the other party.

         9. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to such party personally or upon mailing if sent to such party by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, (with a copy sent by facsimile transmission to counsel), addressed to the party at its address set forth below:


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                  To Owner:
                           Castlerigg Master Investment Ltd.
                           c/o Sandell Asset Management Corp.
                           40 West 57th Street, 26th Floor
                           New York, New York 10019
                           Attention:  Matthew Pliskin
                           Phone:  (212) 603-5710
                           Fax:  (212) 603-5700


                  With a copy to:

                           Jeffrey M. Levinson, Esq.
                           30100 Chagrin Boulevard
                           Suite 250
                           Cleveland, Ohio 44124
                           Phone:  (216) 514-4935
                           Fax:  (216) 514-4936

                  To Consultant:

                           David Skinner
                           6399 CR 83
                           Holmesville, Ohio 444633

                  With a copy to:

                           Steven R. Hobson II, Esq. and
                           Ronald Towne, Esq.
                           LEIBY HANNA RASNICK
                           -------------------
                           TOWNE EVANCHAN PALMISANO & HOBSON, LLC
                           388 S. Main St., Suite 402
                           Akron, Ohio 44311
                           Phone:  (330) 253-2227
                           Fax:  (330) 253-1261

or to such other address or person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered.

         10. Severability. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

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         11. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Ohio.

         12. Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

         13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and the Owner and Consultant may become parties hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. A facsimile copy of the signature page hereof transmitted by a party hereto shall be effective to constitute the execution and delivery hereof by such party.

         14. Construction. This Agreement and the documents to be delivered hereunder constitute the entire understanding and agreement among the parties hereto concerning the subject matter hereof. All negotiations between the parties hereto are merged into this Agreement, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation hereto between the parties other than those incorporated herein. The parties agree that the terms and conditions of this Agreement are the result of negotiations between the parties and that this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professionals participated in the preparation of this Agreement.

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         15. Amendment. This Agreement may not be amended, released, discharged, abandoned, changed or modified in any manner except by an instrument in writing which refers to this Agreement and is executed by the parties hereto.

         16. Waiver of Claims. Upon the termination of this agreement, and provided Consultant used his good faith to carry out his duties hereunder during the term of this agreement, Owner shall provide Consultant with a Waiver and Release of Claims that will fully and forever, release and discharge Consultant, his heirs, assigns, employees, attorneys, successors, and representatives, whatever the case may be, from any and all actions, causes of action, damages, judgments, debts, contracts, claims and demands of whatsoever kind and nature, in law or equity, whether known or unknown, that have existed since the beginning of time against Owner in whatever capacity, including his representative capacities as Shareholder, Officer and Director of Amish Naturals, Inc., until the date of the Waiver and Release of Claims is issued.

CASTLERIGG MASTER INVESTMENTS LTD.

By: Sandell Asset Management Corp., its Investment Manager


By: //signed//
    ----------------------------------------
Name:
Title:





         By: /s/ David Skinner
             -----------------
                 David Skinner



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